2350 N. Sam Houston Parkway East Suite 125 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY INCREASES 2008 CAPITAL INVESTMENT PROGRAM AND PRODUCTION GUIDANCE

Company Closes Asset Sale, Proceeds Used to Help Fund Capital Program

Houston, Texas – May 8, 2008…Southwestern Energy Company (NYSE: SWN) today announced that its Board of Directors has approved an increase in the company’s 2008 planned capital investments program to approximately $1.7 billion, up from its original plan of $1.46 billion. The company also reported the closing of its previously announced sale of properties in the Fayetteville Shale, with proceeds of approximately $518 million which will be used to help fund the company’s 2008 capital program.

Of the $245 million increase in planned capital investments, approximately $153 million is dedicated to the company’s Fayetteville Shale play. As a result of increased drilling efficiencies and higher non-operated drilling activity, the company now expects to participate in approximately 520 wells in 2008 (75% operated), up from 475 wells. Approximately $30 million is for additional drilling in East Texas, $34 million is for gathering systems for the company’s Midstream operations and $28 million is for other projects.

“With the closing of our previously announced asset sale, we have reviewed our remaining 2008 capital program and see additional opportunities to add value. Therefore, we are increasing our total capital program to $1.7 billion, up approximately 14% over last year. Additionally, as a result of the combined effects of improvements in well performance and the increase in our capital program, and taking into account our planned asset sales, we are raising our current production guidance to 168.0 to 172.0 Bcfe, an increase of approximately 50% over last year,” stated Harold M. Korell, President and Chief Executive Officer of Southwestern.

Southwestern Updates 2008 Guidance

Southwestern has increased its production guidance for the remainder of 2008 as follows:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year 2008
	Actual	Estimate	Estimate	Estimate	Estimate
Previous Guidance (Bcfe)	35.0 - 36.0	36.0 - 37.0	38.0 - 39.0	40.0 - 41.0	148.0 - 152.0
Revised Guidance (Bcfe)	39.1	41.5 - 42.5	43.0 - 44.5	44.5 - 46.0	168.0 - 172.0

Southwestern revised its total oil and gas production guidance for 2008 to 168.0 to 172.0 Bcfe, an increase of approximately 50% over its 2007 oil and gas production. The revised guidance excludes previously anticipated production of over 5.0 Bcfe from the company’s expected sale of its Permian Basin/Gulf Coast assets and the Fayetteville Shale assets

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recently sold. Of the 168.0 to 172.0 Bcfe of expected production in 2008, approximately 107.0 to 112.0 Bcf is expected to come from the Fayetteville Shale.

Assuming NYMEX commodity prices of $9.00 per Mcf of gas and $90.00 per barrel of oil for 2008, the company is targeting net income of $475 - $480 million and net cash provided by operating activities before changes in operating assets and liabilities (a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) of $1.225 - $1.235 billion in 2008. The company expects its operating income to approximate $810 - $815 million and its net income plus interest, income tax expense, depreciation, depletion and amortization (also known as EBITDA, a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) to be approximately $1.255 - $1.265 billion in 2008. The company has also provided additional price scenarios and their corresponding estimated financial results for 2008 in the table below:

NYMEX Commodity Prices	Net Income	Operating Income	Net Cash Flow (1)	EBITDA (1)
$8.00 Gas $80.00 Oil	$435 - $440 Million	$740 - $750 Million	$1.160 - $1.170 Billion	$1.190 - $1.200 Billion
$9.00 Gas $90.00 Oil	$475 - $480 Million	$810 - $815 Million	$1.225 - $1.235 Billion	$1.255 - $1.265 Billion
$10.00 Gas $100.00 Oil	$510 - $515 Million	$860 - $870 Million	$1.280 - $1.290 Billion	$1.310 - $1.320 Billion

(1)

Net cash provided by operating activities before changes in operating assets and liabilities and EBITDA are non-GAAP measures; see Explanation and Reconciliation of Non-GAAP Financial Measures below.

Explanation and Reconciliation of Non-GAAP Financial Measures

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Net cash provided by operating activities before changes in operating assets and liabilities should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. The table below reconciles net cash provided by operating activities before changes in operating assets and liabilities with net cash provided by operating activities as derived from the company's financial information.

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2008 Guidance
NYMEX Commodity Price Assumptions
	$8.00 Gas	$9.00 Gas	$10.00 Gas
	$80.00 Oil	$90.00 Oil	$100.00 Oil
($ in millions)
Net cash provided by operating activities	$1,160-$1,170	$1,225-$1,235	$1,280-$1,290
Add back (deduct):
Assumed change in operating assets and liabilities	--	--	--
Net cash provided by operating activities before changes in operating assets and liabilities	$1,160-$1,170	$1,225-$1,235	$1,280-$1,290

EBITDA is defined as net income plus interest, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry. EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. Net income is a financial measure calculated and presented in accordance with generally accepted accounting principles. The table below reconciles 2008 forecasted EBITDA with 2008 forecasted net income.

2008 Guidance
NYMEX Commodity Price Assumptions
	$8.00 Gas	$9.00 Gas	$10.00 Gas
	$80.00 Oil	$90.00 Oil	$100.00 Oil
($ in millions)
Net income	$435-$440	$475-$480	$510-$515
Add back:
Provision for income taxes - deferred	267-270	291-294	313-316
Interest expense	41-43	41-43	41-43
Depreciation, depletion and amortization	440-450	440-450	440-450
EBITDA	$1,190-$1,200	$1,255-$1,265	$1,310-$1,320

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

Greg D. Kerley

Brad D. Sylvester, CFA

Executive Vice President

Manager, Investor Relations

and Chief Financial Officer

           (281) 618-4897

(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company

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believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company’s ability to fund the company’s planned capital investments; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the impact of federal, state and local government regulation, including any increase in severance taxes; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services, including pressure pumping equipment and crews in the Arkoma Basin; the company’s future property acquisition or divestiture activities; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates, and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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